UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2026

CANTON STRATEGIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

34 Shrewsbury Avenue, Suite 1C

Red Bank, NJ 07701

(Address of principal executive offices, including zip code)

(732) 889-3111

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	CNTN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2026, Canton Strategic Holdings, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Gravitas Collective Corp., a Delaware corporation (“Buyer”), pursuant to which the Company agreed to sell, and Buyer agreed to purchase, all of the issued and outstanding membership interests (the “Purchased Securities”) of Gravitas Life Sciences, LLC (“Gravitas”), a wholly owned subsidiary of the Company (the “Transaction”). In connection with the Transaction, Gravitas was converted from a Delaware corporation into a Delaware limited liability company on July 16, 2026. Gravitas operates clinical-stage biotech research and development that develops therapeutic candidates for immunology and inflammation conditions. The Buyer is affiliated with Vincent LoPriore, Sireesh Appajosyula and Gary Stetz, former directors of the Company. In connection with the Transaction, the board of directors has formed a special committee, consisting of independent non-interested directors to review the terms of the Transaction to ensure it is in the best interests of the Company’s stockholders. On July 15, 2026, the Transaction has been approved by the special committee and, upon the recommendation of the special committee, the full board of directors

As consideration for the Purchased Securities, Buyer and Gravitas issued to the Company an unsecured promissory note in the original principal amount of $3,500,000 (the “Gravitas Note”) and agreed to pay to the Company certain development milestone payments in the event such payments become due and payable. The Gravitas Note bears interest at a rate of 15% per annum, payable in kind and compounding semi-annually, with accrued interest added to the outstanding principal balance. The Gravitas Note contains mandatory prepayment and optional prepayment mechanisms, and a maturity date of July 17, 2029. Concurrently with the execution of the Purchase Agreement, the Company also entered into release agreements with certain individuals in connection with the Transaction. Certain assets of Gravitas relating to bispecific antibodies development were retained by the Company through its subsidiary Tharimmune SPV1, pursuant to a Bill of Sale, Assignment and Assumption Agreement entered into in connection with the Transaction (the “Bill of Sale”).

The Transaction was completed on July 17, 2026.

The foregoing description of the Purchase Agreement, the Gravitas Note and the Bill of Sale does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Gravitas Note and the Bill of Sale, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

On July 23, 2026, the Company issued a press release announcing the closing of the Transaction. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company’s unaudited pro forma condensed combined income statement for the three months ended March 31, 2026 and the year ended December 31, 2025 and the unaudited pro forma condensed combined balance sheet as of March 31, 2025, each with related notes thereto, are attached as Exhibit 99.1 hereto and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description
10.1*	Securities Purchase Agreement, dated as of July 17, 2026, by and between Gravitas Collective Corp. and Canton Strategic Holdings, Inc.
10.2	Unsecured Promissory Note (Seller Note), dated July 17, 2026, issued by Gravitas Collective Corp. and Gravitas Life Sciences, LLC to Canton Strategic Holdings, Inc.
10.3*	Bill of Sale, Assignment and Assumption Agreement, dated July 17, 2026, by and between Gravitas Life Sciences, LLC and Tharimmune SPV1, LLC.
99.1	Pro Forma Unaudited Consolidated Condensed Financial Statements
99.2	Press Release, dated July 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2026	Canton Strategic Holdings, Inc.

/s/ Mark Wendland
Mark Wendland
Chief Executive Officer